UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

PIEDMONT NATURAL GAS COMPANY, INC.

(a North Carolina corporation)

1-6196	56-556998
Commission file number	IRS Employer Identification No.

4720 Piedmont Row Drive

Charlotte, North Carolina 28210

704-364-3120

Registrant, State of Incorporation or Organization,

Address of Principal Executive Offices, and Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2017, Piedmont Natural Gas Company, Inc. (the “Corporation”) entered into a $250,000,000 Term Loan Credit Agreement, dated as of June 14, 2017, among the Corporation, as Borrower, the lenders listed therein, U.S. Bank National Association, as Administrative Agent, Branch Banking and Trust Company and Regions Bank, as Co-Syndication Agents, and PNC Bank, National Association, as Documentation Agent. The proceeds of loans made under the credit agreement will be used by the Corporation for its general corporate purposes.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the credit agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	$250,000,000 Term Loan Credit Agreement, dated as of June 14, 2017, among Piedmont Natural Gas Company, Inc., the lenders listed therein, U.S. Bank National Association, as Administrative Agent, Branch Banking and Trust Company and Regions Bank, as Co-Syndication Agents, and PNC Bank, National Association, as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: June 14, 2017	By:	/s/ Robert T. Lucas III
	Name:	Robert T. Lucas III
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	$250,000,000 Term Loan Credit Agreement, dated as of June 14, 2017, among Piedmont Natural Gas Company, Inc., the lenders listed therein, U.S. Bank National Association, as Administrative Agent, Branch Banking and Trust Company and Regions Bank, as Co-Syndication Agents, and PNC Bank, National Association, as Documentation Agent.